                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement.          [_] Confidential, for use of the
                                          Commission only
                                             (as permitted by Rule 14a-
                                             6(e)(2).

[X] Definitive proxy statement.

[_] Soliciting material pursuant to Rule 14a-11(c) of Rule 14a-12.

                        SHELLS SEAFOOD RESTAURANTS, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of table below per Exchange Act Rules 14a-6(i)(1) and

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        SHELLS SEAFOOD RESTAURANTS, INC.

                          16313 N. Dale Mabry Highway
                                   Suite 100
                              Tampa, Florida 33618

                               September 21, 2001

Dear Fellow Stockholder,

   You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 2:00 p.m., on Tuesday, October 23, 2001, at the University Club, 1 West 54th Street, New York, New York.

   At the Annual Meeting of Stockholders, you are being asked to vote on (i) the election of six directors to the Company's Board of Directors, (ii) a proposal to amend the 1995 Employee Stock Option Plan to increase the number of shares available for issuance thereunder and (iii) a proposal to amend the Stock Option Plan for Non-employee Directors to increase the number of shares available for issuance thereunder. I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

   We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

   Thank you for your cooperation.

                                          Very truly yours,

                                          David W. Head
                                          President and Chief Executive
                                           Officer

                        SHELLS SEAFOOD RESTAURANTS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                               ----------------

                               September 21, 2001

   Notice is hereby given that the Annual Meeting of Stockholders of Shells Seafood Restaurants, Inc. will be held on Tuesday, October 23, 2001, at 2:00 p.m., at the University Club, 1 West 54th Street, New York, New York for the following purposes:

     (1) To elect six directors to serve for the ensuing year.

     (2) To consider and vote upon a proposal to amend the Company's 1995 Employee Stock Option Plan to increase the number of shares eligible for issuance thereunder.

     (3) To consider and vote upon a proposal to amend the Company's Stock Option Plan for Non-employee Directors to increase the number of shares available for issuance thereunder.

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Stockholders of record at the close of business on September 13, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          Warren R. Nelson
                                          Secretary

                        SHELLS SEAFOOD RESTAURANTS, INC.

                          16313 N. Dale Mabry Highway
                                   Suite 100
                              Tampa, Florida 33618

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

Proxy Solicitation

   This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Shells Seafood Restaurants, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, October 23, 2001 or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

   Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about September 21, 2001 and will be solicited chiefly by mail; however certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

   A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of all listed nominees for director; in favor of the proposed amendment to the Company's 1995 Employee Stock Option Plan (the "1995 Plan"); in favor of the proposed amendment to the Stock Option Plan for Non-employee Directors (the "Director Plan"); and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

   Only stockholders of record at the close of business on September 13, 2001 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On September 13, 2001, there were 4,454,015 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of September 3, 2001 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Common Stock, including presently exercisable options and options which will become exercisable within 60 days of the date of this table, of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each current director of the Company, who is standing for re-election and each nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed, and has an address c/o the Company, 16313 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618.

                                                              Beneficial Percent
                                                              Ownership    of
Name and Address of Beneficial Owner                            Amount    Class
------------------------------------                          ---------- -------
Philip R. Chapman............................................    41,000      *
 c/o Adler & Co.
 645 Madison Ave., 14th Flr.
 New York, NY 10022(1)

William E. Hattaway..........................................   416,923    8.2%
 235 Binnacle Pt.
 Vero Beach, FL 32963(2)

David W. Head(3).............................................    52,500   1.05%

Christopher D. Illick........................................     9,000      *
 c/o Brean Murray & Company, Inc.
 570 Lexington Avenue
 New York, NY 10022(4)

Richard A. Mandell...........................................    29,000      *
 666 Greenwich Street
 New York, NY 10014(5)

Jay S. Nickse................................................    14,000      *
 c/o Adler & Co.
 645 Madison Ave., 14th Flr.
 New York, NY 10022(6)

Warren R. Nelson(7)..........................................    87,609    1.7%

John R. Ritchey(8)...........................................    26,000      *

Frederick R. Adler........................................... 1,565,426   30.6%
 1520 South Ocean Blvd.
 Palm Beach, FL 33480(9)

Frederick R. Adler Intangible Asset Management Trust.........   953,926   18.7%
 175 East 64th Street
 New York, NY 10021


                                                             Beneficial Percent
                                                             Ownership    of
Name and Address of Beneficial Owner                           Amount    Class
------------------------------------                         ---------- -------
Adler Children Trust.......................................   350,000     6.8%
 1520 South Ocean Blvd.
 Palm Beach, FL 33480(10)

Longview Partners, L.P. ...................................   318,059     6.2%
 175 East 64th Street
 New York, NY 10021(11)

Elizabeth A. Wertheimer....................................   325,000     6.4%
 124 East 93rd Street
 New York, NY 10128(12)

All directors and executive officers as a group (9 persons)   676,032    13.2%
 (1-9).....................................................

--------
  * Less than 1%
 (1) Does not include 244,726 shares of Common Stock and 73,333 shares of Common Stock issuable upon the exercise of warrants owned by Longview Partners, L.P., a Delaware limited partnership, of which Susan R. Chapman, wife of Philip R. Chapman, is general partner; nor 953,926 shares of Common Stock owned by the Asset Trust, of which Susan R. Chapman is trustee. Includes 11,000 shares of Common Stock which maybe acquired through the exercise of options. Does not include options to purchase 7,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (2) Does not include options to purchase 5,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (3) Consists of options to purchase 52,500 shares of the Company's Common Stock. Does not include options to purchase 307,500 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (4) Includes 9,000 shares of Common Stock which may be acquired through the exercise of stock options. Does not include options to purchase 7,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (5) Includes 29,000 shares of Common Stock which may be acquired through the exercise of stock options. Does not include options to purchase 7,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (6) Includes 11,000 shares of Common Stock which may be acquired through the exercise of stock options. Does not include options to purchase 7,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (7) Includes 50,659 shares of Common Stock which may be acquired through the exercise of stock options. Does not include options to purchase 28,332 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (8) Does not include options to purchase 60,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
 (9) Includes 953,926 shares of Common Stock held in the name of the Frederick
     R. Adler Intangible Asset Management Trust (the "Asset Trust") of which Mr. Adler is the settlor and beneficiary, 10,100 shares of Common Stock held in the name of 1520 Partners Limited ("1520 Partners") and 350,000 shares of Common Stock which may be acquired through the exercise of warrants which are in the name of the Adler Children Trust (the "Children Trust") of which Mr. Adler is the settlor and Mr. Adler's spouse is the trustee and 11,000 shares of Common Stock which may be acquired through the exercise of stock options. Mr. Adler is a general partner of 1520 Partners. Mr. Adler may be deemed to beneficially own the shares and warrants to purchase shares of Common Stock held by the Asset Trust, 1520 Partners and the Children Trust for federal securities laws purposes. Mr. Adler disclaims beneficial ownership of the securities held by the Asset Trust, 1520 Partners and the Children Trust. Does not include options to purchase 2,000 shares of Common Stock which are not exercisable within 60 days of September 3, 2001.
(10) Consists of 350,000 shares of Common Stock which may be acquired through the exercise of warrants.
(11) Consists of 244,726 shares of Common Stock and 73,333 shares of Common Stock issuable upon the exercise of warrants owned by Longview Partners, L.P., a Delaware limited partnership.
(12) Consists of 325,000 shares of Common Stock issuable upon the exercise of warrants owned by 2001 Partners, L.P.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   Six directors are to be elected to the Company's Board of Directors (all of whom are presently directors) at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

   The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                              Year First
                                Became   Principal Occupation During the Past
         Director         Age  Director               Five Years
         --------         --- ---------- ------------------------------------
 Philip R. Chapman.......  40    1997    Chairman of the Board of the Company
                                         since April 2001; General Partner in
                                         Adler & Company, a corporation which
                                         provides administrative services for
                                         a number of venture funds, including
                                         funds in which Frederick R. Adler is
                                         a partner, since 1995 and prior
                                         thereto a Principal in Adler &
                                         Company since 1991; President of
                                         Adler & Company (formerly Venad
                                         Administrative Services, Inc.) since
                                         1996; Senior Consultant at Booz
                                         Allen & Hamilton International from
                                         1989 until 1991.

 William E. Hattaway.....  58    1993    Director of the Company since April
                                         1993; President of the Company from
                                         April 1993 through August 2000;
                                         Principal in Todays Food Service
                                         Concepts from December 1989 through
                                         January 1993; Executive Vice
                                         President of General Mills'
                                         Restaurant Group and President of
                                         General Mills' International
                                         Restaurant Operations from April
                                         1987 through December 1989; Chairman
                                         and Chief Executive Officer of Red
                                         Lobster from March 1986 to April
                                         1987.

 David W. Head...........  44    2001    President and Chief Executive
                                         Officer of the Company since April
                                         2001; President, Chief Operating
                                         Officer and Member of Le Carnassier
                                         LLC from December 1998 until April
                                         2001; President and Chief Operating
                                         Officer of Red River Bar and Grill
                                         from August 1998 until April 1999;
                                         President, Chief Executive Officer
                                         and Director of Houlihan's
                                         Restaurant Group from November 1997
                                         until July 1998; Vice President
                                         Designate of Applebee's
                                         International from May 1997 until
                                         October 1997; Vice President of
                                         Operations and Managing Partner of
                                         Apple Partners LP from 1993 through
                                         May 1997.


                              Year First
                                Became   Principal Occupation During the Past
         Director         Age  Director               Five Years
         --------         --- ---------- ------------------------------------
 Christopher D. Illick...  62    1998    President of iQ Venture Partners,
                                         Inc., an investment bank, since
                                         2001; Senior officer of Brean Murray
                                         & Co., Inc., an investment bank,
                                         1997 to 2001; General Partner of
                                         Illick Brothers, a real estate and
                                         management concern, since 1965;
                                         Limited partner in the investment
                                         banking firm of Oakes, Fitzwilliams
                                         & Co. from 1995 to 1997; Chairman
                                         and Chief Executive Officer of
                                         National Transaction Network, an
                                         electronic payment systems
                                         integrator from 1992 to 1995.

 Richard A. Mandell......  59    1998    Private investor. Vice President--
                                         Private Investments at Clariden
                                         Asset Management (New York) Inc., a
                                         subsidiary of Clariden Bank, a
                                         private Swiss bank, from January
                                         1996 to February 1998. Managing
                                         Director of Investment Banking for
                                         Prudential Securities Incorporated
                                         from 1982 to June 1995.

 Jay S. Nickse...........  41    1995    Vice President and Chief Financial
                                         Officer of Adler & Company (formerly
                                         Venad Administrative Services, Inc.)
                                         since July 1993; Senior Manager
                                         audit business advisory group at
                                         Price Waterhouse from September 1990
                                         through July 1993.

   Mr. Chapman is a director of various private companies. Mr. Chapman is the son-in-law of Fredrick R. Adler.

   Mr. Head is a director of Le Carnassier LLC.

   Mr. Mandell is a director of Trend-Lines, Inc., a specialty retailer of woodworking tools and accessories, and golf equipment and supplies, and MCN Capital Group, Inc., a financial services company.

   In May of 1997, the Company established an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the services provided by the independent auditors. Messrs. Nickse, Illick and Mandell are the current members of the Audit Committee. During the 2000 fiscal year, the Audit Committee held two meetings.

   In May of 1997, the Company established a Stock Option and Compensation Committee to review compensation policies and practices, to recommend compensation for executives and key employees and to administer the Company's stock option plans. Messrs. Mandell, Illick and Nickse are the current members of the Stock Option and Compensation Committee. During the 2000 fiscal year, the Stock Option and Compensation Committee acted by unanimous written consent once.

   In May of 1997, the Company established an Executive Committee to exercise, to the extent authorized by law, all powers and authority of the Board in the management of the business and affairs of the Company. Messrs. Chapman, Mandell and Illick are the current members of the Executive Committee. During the 2000 fiscal year, the Executive Committee held three meetings and acted once by unanimous written consent.

   In June of 1996, the Company established a Finance Committee. The Finance Committee is comprised of Messrs. Chapman, Illick, Mandell and Nickse. The purpose of the Finance Committee is to approve various matters relating to the Company's business, including major capital expenditures, including new restaurant development, relocation and remodeling of restaurants, as well as the purchase of restaurant equipment and system requirements, and third party financing proposals, which includes, but is not limited to, bank lines of credit, real estate mortgages, the financing of building and leasehold improvements, equipment leases and sale/leaseback transactions. During the 2000 fiscal year, the Finance Committee held one meeting and acted once by unanimous written consent.

   In May of 2000, the Company established a Nominating Committee, which was established to review and recommend new directors to the Board. The Nominating Committee will consider nominees recommended by the stockholders; such nominees should be recommended in accordance with the procedures for submission of stockholder proposals. Messrs. Chapman and Illick are the current members of the Nominating Committee. During the 2000 fiscal year, the Nominating Committee did not hold any meetings or act by unanimous written consent.

   Each director of the Company is elected for a term of one year which expires at the next annual meeting of the Company's stockholders or at such other time as his or her successor is duly elected and qualified. Each executive officer is appointed by the Board of Directors and serves at the pleasure of the Board, subject to the terms of an employment agreement, if applicable, between the Company and an individual executive officer. Non-employee directors receive stock options pursuant to the Company's Director Plan, which vest over the two years following the date of grant, to acquire 4,000 shares of Common Stock upon the date of their election to the Board, and stock options to acquire 4,000 shares of Common Stock on each anniversary of their election to the Board (to the extent they are then still directors of the Company). To date, Messrs. Chapman and Nickse have each received options to acquire 10,000 shares of Common Stock, pursuant to the Director Plan. Messrs. Illick and Mandell each received options to acquire 11,000 shares of Common Stock. Mr. Mandell received options to acquire an additional 20,000 shares of Common Stock on February 7, 2000 pursuant to a consulting agreement with the Company. In addition, on November 3, 1998, the Board of Directors approved, subject to stockholder approval, which was obtained at the 1999 Annual Meeting of Stockholders, a supplemental grant of options to purchase 3,000 shares of Common Stock to each of the non-employee directors. On April 18, 2001, the Board of Directors approved a supplemental grant of options to purchase 5,000 shares of Common Stock to each of the five non-employee directors, Messrs. Chapman, Illick, Mandell, Nickse and Hattaway. Each of these options is exercisable at a price per share of $0.45, the fair market value of the Common Stock on the date of the grant. Frederick R. Adler resigned from the Board in April 2001 and received options to purchase 13,000 shares of Common Stock which expire in October 2001.

   In November 1998, the Board of Directors adopted a policy to compensate directors for their attendance at meetings of the Board of Directors. Each director is entitled to receive $1,000 for each meeting that he attends in person and $500 for each telephonic meeting, in addition to reimbursement for all out-of-pocket expenses incurred by such director in connection with the attendance of such meeting.

Meetings of The Board of Directors

   During the fiscal year ended December 31, 2000, the Board of Directors held three meetings, acted by unanimous written consent once and acted by committee action nine times. Each director currently standing for re-election attended, either in person or telephonically, at least 75% of meetings, in the aggregate, of the Board of Directors and all committees of the Board of Directors on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis, with the exception of Mr. Adler, for whom a Form 4 was filed one day late, Mr. Head, for whom a Form 3 was filed late and Ms. Karter, a former executive officer, for whom a Form 3 was filed late.

Vote Required

   The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.

   THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SIX NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                             EXECUTIVE COMPENSATION

   The following table shows all the cash compensation paid by the Company or its subsidiaries as well as certain other compensation paid during the fiscal years indicated to the former Chief Executive Officer of the Company and to each other former executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000. The Company's present Chief Executive Officer, David W. Head, joined the Company in April 2001.

                           SUMMARY COMPENSATION TABLE

                                                   Annual         Long Term
                                                Compensation     Compensation
                                        Year  ----------------- --------------
     Name and Principal Position       Fiscal  Salary  Bonus(1) Awards Options
     ---------------------------       ------ -------- -------- ------ -------
William E. Hattaway,.................   2000  $137,822     --    --       --
 former Chief Executive Officer and     1999  $192,808     --    --     5,000(8)
 President(2)(3)                        1998  $184,462  $8,500   --       --

Warren R. Nelson, ...................   2000  $134,027     --    --    10,000
 Executive Vice President of Finance,   1999  $128,166     --    --     5,000
 Chief Financial Officer, Secretary     1998  $121,339  $6,000   --       --
 and Treasurer(2)

Arthur J. DeAngelis,.................   2000  $153,778     --    --    15,000(8)
 former Vice President of               1999  $109,537     --    --    40,000(8)
 Operations(2)(4)

Norma C. Karter,.....................   2000  $100,357     --    --    30,000(8)
 former Vice President of
 Marketing(2)(5)

John R. Ritchey,.....................   2000  $124,970     --    --       --
 Vice President of Operations(6)

Frank C. Roehl III,..................   2000  $108,245     --    --       --
 former Vice President of
 Marketing(7)

--------
(1) Bonuses paid during the fiscal year are for the prior fiscal year.
(2) Each of Messrs. Hattaway, Nelson and DeAngelis and Ms. Karter was, during fiscal 2000, a party to an employment agreement with the Company. See "Employment Agreements."
(3) Mr. Hattaway served as the Company's Chief Executive Officer and President until August 2000.
(4) Mr. DeAngelis served as Vice President of Operations and Chief Operating Officer from April 1999 until April 2001.
(5) Ms. Karter served as Vice President of Marketing from February 2000 until April 2001.
(6) Compensation for fiscal 2000 reflects payments made pursuant to a severance agreement. The Company rehired Mr. Ritchey in April 2001 to serve in the same capacity.
(7) Compensation for fiscal 2000 reflects payments made pursuant to a severance agreement.
(8) These options have expired.

   The following table sets forth information with respect to (i) options exercised during fiscal 2000 by the persons named in the Summary Compensation Table and (ii) unexercised options held by such individuals at December 31, 2000.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised      Value of Unexercised,
                                                    Options Held           In-the-Money Options
                           Shares                at Fiscal Year End        at Fiscal Year End(1)
                         Acquired on  Value   -------------------------- -------------------------
      Name               Exercise(#) Realized Exercisable  Unexercisable Exercisable Unexercisable
      ----               ----------- -------- -----------  ------------- ----------- -------------
William E. Hattaway.....       0       --            0             0         --           --
Warren R. Nelson........       0       --       45,659        13,333         --           --
Arthur J. DeAngelis.....       0       --       13,333(2)     41,667(2)      --           --
Norma C. Karter.........       0       --       10,000(2)     20,000(2)      --           --
John R. Ritchey.........       0       --            0             0         --           --
Frank C. Roehl III......       0       --            0             0         --           --

--------
(1) Based on a closing stock price of the Common Stock on Friday, December 29, 2000, the last trading date of fiscal 2000, of $0.6875.
(2) These options have expired.

Employment Agreements

   The Company entered into employment agreements with each of Messrs. Hattaway, Nelson and DeAngelis and Ms. Karter. The employment agreement between the Company and Mr. Hattaway, which expired in August 2000, and was not renewed at the election of the Company, provided for an annual base compensation of $195,000 during fiscal 2000 and supplemental discretionary bonuses, as determined by the Compensation Committee of the Company's Board of Directors. If at any time during the term of his employment agreement, Mr. Hattaway's employment was terminated by the Company for any reason other than justifiable cause (as defined in the employment agreement), disability or death, the Company would have been obligated to pay Mr. Hattaway an amount equal to the lesser of (i) the amount that would be paid to Mr. Hattaway during the remainder of the term of the employment agreement or (ii) an amount equal to 100% of his annual base compensation. Each of Messrs. Nelson, DeAngelis and Ms. Karter had a one-year employment agreement that provided for an annual base salary of $137,500, $160,000 and $125,000, respectively, during fiscal 2000. Each of the employment agreements was renewable automatically at the end of its respective initial term, and annually thereafter, unless either party gave notice to the other of an intent not to renew. During fiscal 2000 or subsequent thereto, the Company elected not to renew any of the employment agreements. Mr. DeAngelis and Ms. Karter received severance payments for a period of 13 weeks and four weeks, respectively, in amounts equal to their then current weekly salaries as of the date they ceased to be employed by the Company payable in bi-weekly installments. In the event Mr. Nelson is terminated by the Company without cause, he will receive severance payments for a period of 12 months in an amount equal to his then current salary as of such date.

   On April 2, 2001, the Company entered into a three year employment agreement with David W. Head, pursuant to which he will serve as the Company's President and Chief Executive Officer. The employment agreement provides for an annual base compensation of $242,000, supplemental discretionary bonuses, as determined by the Compensation Committee of the Board of Directors and an option to purchase 360,000 shares of Common Stock (the "Option"). The Option vests at a rate of 7,500 shares per month. If there is a change in control of the Company (as defined in the employment agreement) during the first two years of the term of the employment agreement, 50% of the unvested portion of the Option shall vest upon the change in control. If any such change in control occurs during the term of employment agreement but subsequent to the second anniversary thereof, the entire unvested portion of the Option shall vest upon the change in control. If at any time during the term of his employment agreement, Mr. Head's employment is terminated by the Company for any reason other than justifiable cause (as defined in the employment agreement) or death, subject to certain conditions, Mr. Head will be entitled to receive as severance pay his then effective base salary for a period commencing on any such termination date and continuing until the earlier of the one-year anniversary of such date or Mr. Head's acceptance of employment with another person or entity. If, within one year of a change in control of the Company, Mr. Head is terminated without justifiable cause, his responsibilities are significantly altered or diminished or the Company's principal location is relocated outside the State of Florida, any unvested portion of the Option shall vest. Throughout the term of the agreement, the Company has agreed to use its best efforts to have the Board of Directors nominate Mr. Head to serve as a member of the Board. At the expiration of its initial term, Mr. Head's employment agreement automatically renews for one-year terms unless either party gives notice of its or his intent not to review.

Stock Option Plans

   See "Proposal No. 2" and "Proposal No. 3" for descriptions of the terms of the Company's employee and non-employee director stock option plans.

Certain Relationships and Related Transactions

   The information set forth below briefly describes certain transactions between the Company and certain parties who or which may be deemed to be affiliated with the Company.

   On March 1, 1994, the Company's wholly-owned subsidiary, Shells of Melbourne, Inc. ("Shells of Melbourne"), entered into a joint venture agreement (the "Joint Venture Agreement") with WLH Investments, Inc. ("WLH Investments"), a corporation wholly-owned by Wanda L. Hattaway, wife of William E. Hattaway, the Company's former president. The joint venture owns and operates the Shells restaurant located in Melbourne, Florida. The Joint Venture Agreement provides that WLH Investments receives a cumulative annual preferred return of 15% on the $400,000 of capital contributed to the joint venture by WLH Investments. Shells of Melbourne will then be allocated an amount equal to such preferred return. The remaining net income of the joint venture will be allocated 51% to Shells of Melbourne and 49% to WLH Investments. Based upon such allocations, the Company paid $60,000 to WLH Investments for its fiscal 2000 preferred returns. The Company paid $400,000 in net income allocations to WLH Investments during 2000 and owed an additional $43,000 as of December 31, 2000.

   The Joint Venture Agreement, as amended in September 1995, provides both the Company and WLH Investments with the option (the "WLH Option") to exchange WLH Investments' interest in the joint venture for shares of Common Stock having a value of $750,000, based upon the greater of $20 per share or the per share market price of the Common Stock on the date the WLH Option is exercised. The WLH Option is exercisable at any time following the date that the value of the Common Stock equals or exceeds $20 per share for a period of 20 consecutive trading days. The Company has granted WLH Investments certain registration rights with respect to the shares of Common Stock issuable upon exercise of the WLH Option. Although the Company believes that the foregoing transactions were on terms no less favorable than would have been available from unaffiliated third parties in arm's length transactions, there can be no assurance that this is the case.

   On March 23, 1999 the Company entered into a consulting agreement (the "Consulting Agreement") with Richard A. Mandell, a member of the Company's Board of Directors. Pursuant to the terms of the Consulting Agreement, Mr. Mandell provided services as an executive consultant to management as requested from time to time by the Company, for which he was paid $20,000 per annum. This agreement was amended on February 7, 2000 to increase Mr. Mandell's compensation to $30,000 per annum. In addition, Mr. Mandell received options to purchase 20,000 shares of Common Stock pursuant to the 1995 Plan, exercisable at $2.00 per share, being the closing price of the Common Stock on the date of grant. The Consulting Agreement was terminated in the second quarter of 2001 after the hiring of David W. Head as Chief Executive Officer.

   In September 2000, the Board authorized the extension of the term of the Company's $1 million line of credit made available to it by Mr. Adler (the "Credit Line"). The Credit Line, initially scheduled to expire on January 3, 2001, was extended until January 31, 2002. In consideration of Mr. Adler's extension of the Credit Line, the Board agreed to extend the expiration dates through January 31, 2002 of certain warrants to purchase an aggregate of 748,333 shares of Common Stock, having an average exercise price of $3.36 per share, issued to The Adler Children Trust, 2001 Partners L.P. and Longview Partners (the "Warrants"). Mr. Adler is the settlor of The Adler Children Trust of which the beneficiaries are Mr. Adler's children and the trustee is Mr. Adler's spouse. In view of the closure of several restaurants and restructuring of the Company, as well as the present inability to supply adequate security for any borrowing, the Credit Line is not available to be drawn upon.

Stock Option and Compensation Committee Report to Stockholders Regarding Executive Compensation

   The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy

   The Company is engaged in the management and operation of full service, mid-priced, casual dining seafood restaurants. A central goal of the Board is to ensure that the Company's remuneration policy is such that the Company is able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy.

   The Company's executive compensation program consists of three parts: base salary, bonus and stock options. In awarding salary increases and bonuses, the Board did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Board considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during 2000 and that executive's contribution to such performance.

Base Salary

   Base salary represents the fixed component of the executive compensation program. The Company's practice generally is to maintain base salaries at approximately competitive industry averages. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar restaurant companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels and length of service to the Company.

Bonus

   Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. To the extent deemed appropriate, the Company's policy is to grant bonuses as a portion of the compensation paid to its management personnel. In determining bonuses, the Board considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

Stock Options

   The Board believes that one important goal of the executive compensation program should be to provide executives and key employees--who have significant responsibility for the management, growth and future success of the Company-- with an opportunity to increase their ownership in the Company and potentially gain financially from the Company's stock price increases. This approach ensures that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Board (or the Stock Option and Compensation Committee) also considers the number of options owned by such officer, the number and exercise price of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over three years and the individual must be employed by the Company for such options to vest.

Compensation to the President

   Mr. Hattaway, the Company's President during fiscal 2000, was compensated in accordance with his employment agreement which provided for an annual base compensation of $195,000, payable ratably in bi-weekly installments, for 2000. In connection with Mr. Hattaway's employment, the Board reviewed the performance of Mr. Hattaway relative to the Company's performance. In August 2000, Mr. Hattaway ceased to be employed by the Company.

   On April 2, 2001, the Company entered into a three year employment agreement with Mr. Head, pursuant to which he will serve as the Company's President and Chief Executive Officer. The employment agreement provides for an annual base compensation of $242,000 and supplemental discretionary bonuses, as determined by the Compensation Committee of the Board of Directors.

                                          Stock Option and Compensation
                                           Committee
                                          Richard A. Mandell
                                          Christopher D. Illick
                                          Jay S. Nickse

Compensation Committee Interlocks and Insider Participation

   The Company had a consulting agreement with Richard A. Mandell pursuant to which he provided services as an executive consultant to management as requested from time to time by the Company for which he was paid $30,000 per annum. In addition, Mr. Mandell received options to purchase 20,000 shares of Common Stock pursuant to the 1995 Employee Stock Option Plan. The consulting agreement was terminated in the second quarter of 2001 after the hiring of David W. Head as Chief Executive Officer.

                           The Company's Performance

   The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following graph compares cumulative total return of the Common Stock with the cumulative total return of (i) the Russell 2000 Index and (ii) the Nations Restaurant News Stock Index (the "Peer Index"). The graph assumes (a) $100 was invested on April 23, 1996 (the date of the Company's initial public offering of its Common Stock) in each of the Common Stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Index, and
(b) the reinvestment of dividends, if any.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             SHELLS SEAFOOD RESTAURANTS, INC., RUSSELL 2000 INDEX,
                    AND NATIONS RESTAURANT NEWS STOCK INDEX

                    Shells Seafood                     Nations Restaurant
                   Restaurants, Inc.   Russell 2000     News Stock Index
                   -----------------   ------------    ------------------
4/23/96 ..........       100               100                 100
12/29/96 .........       175               105                  94
12/28/97 .........       188               124                  98
1/3/99 ...........        83               124                 128
1/2/00 ...........        44               148                 122
12/31/00 .........        14               142                 119

Audit Committee Report

   The Audit Committee of the Board of Directors reviews the financial reporting process, the systems of internal control, the audit process and the process for monitoring compliance with laws and regulations. Mr. Illick and Mr. Mandell satisfy the definition of independent director as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. Mr. Nickse may not be an independent director pursuant to such definition. The Board of Directors adopted a written charter for the Company's Audit Committee on May 17, 2000, which is attached to this Proxy Statement as Appendix A.

   The Audit Committee reviewed the Company's financial statements with the Board of Directors and discussed with Kirkland Russ Murphy & Tapp P.A. ("Kirkland Russ"), which firm audited the Company's financial statements for the fiscal year ended December 31, 2000, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Kirkland Russ the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. After reviewing and discussing the financial statements, the Audit Committee recommended that they be included in the Company's annual report on Form 10-K.

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Audit Committee
                                          Jay S. Nickse
                                          Christopher D. Illick
                                          Richard A. Mandell

PROPOSAL NO. 2--APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN
        TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED THEREUNDER

   The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's 1995 Employee Stock Option Plan which would increase the aggregate number of shares that may be issued under the 1995 Plan from 540,000 to 840,000 shares. The Board of Directors believes that the approval of this amendment will serve the best interests of the Company and its stockholders.

   On September 11, 1995, the Company's Board of Directors approved the Company's 1996 Employee Stock Option Plan (the "1996 Plan") and the 1995 Plan (together with the 1996 Plan, the "Plans"). The 1996 Plan initially provided for the issuance of options to purchase a total of 101,000 shares of Common Stock, and the 1995 Plan provided for the issuance of options to purchase a total of 340,000 shares of Common Stock. At the 2000 Annual Meeting of Stockholders, the number of shares authorized for issuance under the 1995 Plan was increased from 340,000 shares to 540,000 shares. The Plans authorize the Board of Directors to issue incentive stock options ("ISOs"), as defined in
Section 422 of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("Non-ISOs"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Section 422 of the Code) 10% or more of the outstanding stock of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of such fair market value. The exercise price of each Non-ISO may not be less than the par value of the Common Stock. Options may not be exercised prior to the first anniversary, or on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder), of their grant. Options may not be transferred during the lifetime of an optionholder.

   The Plans are administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors. Subject to the provisions of the Plans, the Committee has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by optionholders upon exercise of an option may be made (as determined by the Committee) in cash, by promissory note or other such form of payment acceptable to the Committee, including shares of Common Stock.

   Unless the Committee otherwise determines, these options vest as to one-third of the shares on each of the anniversary dates of the date the Company grants these options, so long as the holder remains in the continuous employ of the Company. The options may be exercised for 10 years following the date the options were granted. In addition, in accordance with the terms of his employment agreement, on April 2, 2001 the Company granted to Mr. Head, the new President and Chief Executive Officer of the Company, an option to purchase 360,000 shares of Common Stock subject to the Company's stockholders increasing the number of shares available for grant under the 1995 Plan, as provided in this Proposal No. 2. The option grant to Mr. Head was at an exercise price of $0.50 per share, the closing price per share of Common Stock on the date of the grant.

   Upon the adoption of this Proposal No. 2, there will be 102,592 shares of Common Stock available for future grants under the 1995 Plan. The 1995 Plan, as currently in existence, is attached to this Proxy Statement as Appendix B.

Federal Income Tax Consequences

   An optionee will not realize taxable income upon the grant of an option. In general, the holder of a Non-ISO will realize ordinary income when the option is exercised equal to the excess value of the stock over the exercise price (i.e. the option spread), and the Company receives a corresponding deduction in the same amount, subject to deduction limits of Section 162(m) of the Code. (If an optionee is subject to the six month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, ordinary income recognition generally will be postponed until the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, an optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time the ordinary income is recognized with respect to the shares received upon exercise).

   The holder of an ISO will not realize taxable income upon the exercise of the option (although the option spread is an adjustment to the taxable income that may result in alternative minimum tax, with the adjustment, if any, being added to the basis of the shares for purposes of determining adjusted gain or loss under the alternative minimum tax when the shares are sold). If the stock acquired upon exercise of the ISO is sold or otherwise disposed within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction in the same amount, subject to the limitations of
Section 162(m) of the Code. Any remaining gain is treated as short-term or long-term capital gain depending on the holding period. If the stock is held for at least two years from the grant date and one year from the exercise date, then the gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction.

Vote Required

   The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Board Recommendation

   The Board of Directors believes that approval of the amendment to increase the aggregate number of shares which may be issued under the 1995 Plan will serve the best interests of the Company and its stockholders by permitting the Committee to exercise the needed flexibility in the administration of the plan and the granting of options thereunder. In addition, the Board of Directors believes that the ability to grant additional options will help attract, motivate and retain key employees who are in a position to contribute to the successful conduct of the business and affairs of the Company as well as stimulate in such individuals an increased desire to render greater service to the Company. In addition, as stated earlier, a portion of the additional shares which would be available for issuance under the 1995 Plan, if Proposal No. 2 is adopted by the Company's stockholders, will be allocated towards the stock options recently granted to Mr. Head as part of his overall compensation package. The Board of Directors considers the hiring and retention of Mr. Head, under these terms, to be in the best interest of the Company and its stockholders.

   Accordingly, the Board of Directors recommends that the stockholders approve the following resolution:

    RESOLVED, that the total number of shares of the Company's Common Stock which may be issued under the 1995 Employee Stock Option Plan (the "1995 Plan") be increased to 840,000 shares, and that, accordingly, the first sentence of the second paragraph of the 1995 Plan be amended to read as follows: "The Company may issue and sell a total of 840,000 shares of its Common Stock pursuant to the Plan."

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

  PROPOSAL NO. 3--APPROVAL OF AN AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED THEREUNDER

   The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Stock Option Plan for Non-employee Directors which would increase the aggregate number of shares of Common Stock which may be issued under the Director Plan from 100,000 shares to 150,000. As of the date of this Proxy Statement, the Company had granted options to purchase 52,000 of the 100,000 shares authorized for issuance under the Director Plan, and options to purchase an additional 20,000 shares, in the aggregate, are slated to be issued to non-employee directors following this Annual Meeting of Stockholders, pursuant to the terms of the Director Plan.

   On May 20, 1997, the stockholders approved the Director Plan whereby each non-employee director was to be granted options to acquire 2,000 shares of Common Stock upon the date of their election to the Board and stock options to acquire 2,000 shares of Common Stock on each anniversary of their election to the Board (to the extent they are then still directors of the Company) at the market price of the Common Stock on the date of grant. These options vest over a two year period and expire on the 10 year anniversary of the date of the grant. In each of 1997, 1998, and 1999, Messrs. Adler, Chapman and Nickse were each granted options to purchase 2,000 shares of Common Stock pursuant to the Director Plan. In 1998, in connection with their election to the Board, and in 1999, Messrs. Illick and Mandell, each were granted options to purchase 2,000 shares of Common Stock pursuant to the Director Plan. The Board also approved, subject to stockholder approval, which was obtained at the 1999 Annual Meeting of Stockholders, a supplemental grant of options to purchase 3,000 shares of Common Stock pursuant to the Director Plan to each of the non-employee directors. In 2000, the Board approved, subject to stockholder approval which was obtained at the 2000 Annual Meeting, an increase in the annual option grant from 2,000 shares to 4,000 shares. Accordingly, each of Messrs. Adler, Chapman, Illick, Mandell and Nickse received options to purchase 4,000 shares of Common Stock upon his re-election to the Board at the 2000 annual meeting. Each of Messrs. Chapman, Hattaway, Illick, Mandell and Nickse will receive an option to purchase 4,000 shares of Common Stock if they are elected to the Board at the upcoming annual meeting. The income tax consequences to option holders are similar to those consequences described in Proposal No. 2. The Director Plan, as presently in effect, is attached to this Proxy Statement as Appendix C.

Vote Required

   The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Board Recommendation

   The Board of Directors believes that approval of the amendment to increase the aggregate number of shares which may be issued under the Director Plan will serve the best interests of the Company and its stockholders by helping to attract and retain highly qualified directors who are in a position to contribute to the successful conduct of the business and affairs of the Company as well as stimulate in such individuals an increased desire to render greater service to the Company.

   Accordingly, the Board of Directors recommends that the stockholders approve the following resolution:

     RESOLVED, that the total number of shares of the Company's Common Stock which may be issued under the Company's Stock Option Plan for Non-Employee Directors be increased to 150,000 shares, and that, accordingly, the first sentence of Paragraph 2 of the Director Plan be amended to read as follows:
  "The Company may issue and sell a total of 150,000 shares of its Common Stock pursuant to the Plan."

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

   Deloitte & Touche LLP ("Deloitte") served as the independent auditors for the Company from December 1994 until its dismissal on September 13, 2000 at the recommendation of the Audit Committee and approval of the Board of Directors.

   Deloitte's reports on the Company's financial statements for the years ended January 2, 2000 and December 31, 1998 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended January 2, 2000 and December 31, 1998 and during the most recent interim periods preceding such dismissal, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused it to make reference to the subject matter of the disagreement in connection with its report. Deloitte previously has furnished the Company with a letter stating it agrees with the statements contained in this paragraph.

   Kirkland Russ audited and issued a report on the Company's financial statements for the fiscal year ended December 31, 2000. During the two fiscal years and the subsequent interim period prior to Deloitte's dismissal, the Company did not consult Kirkland Russ regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K. A representative of Kirkland Russ is expected to be available to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she desires to do so.

   For the Company's fiscal year ended December 31, 2000, fees for professional services performed by Deloitte and Kirkland Russ were as follows:

Audit Fees
  Deloitte............................................................ $ 83,500
  Kirkland Russ....................................................... $  3,500
Financial Information Systems
Design and Implementation Fees
  Deloitte............................................................ $      0
  Kirkland Russ....................................................... $      0
All Other Fees
  Deloitte............................................................ $      0
  Kirkland Russ....................................................... $ 23,800
                                                                       --------
    Total............................................................. $110,800
                                                                       ========

   The Audit Committee of the Board of Directors has considered whether the performance and services related to "All Other Fees" is compatible with maintaining the independence of Kirkland Russ.

                             STOCKHOLDER PROPOSALS

   The Company anticipates that the 2002 Annual Meeting of Stockholders will be held in the second fiscal quarter, as has historically occurred. As a result, stockholder proposals which are intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 20, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. However, in the event the 2002 Annual Meeting of Stockholders is to be held at a later date, then stockholder proposals will be accepted until a reasonable time before the Company begins to print and distribute its proxy materials. The Company expects to post the date by which stockholder proposals must be received in its Annual Report on Form 10-K or a quarterly report on Form 10-Q.

                                 OTHER BUSINESS

   The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

   The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Warren R. Nelson
                                          Secretary

Dated: September 21, 2001

               A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K

                 WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER

                         REQUESTING IT IN WRITING FROM:

                        SHELLS SEAFOOD RESTAURANTS, INC.

                     16313 N. DALE MABRY HIGHWAY, SUITE 100

                              TAMPA, FLORIDA 33618

                              ATTENTION: SECRETARY

                                                                      Appendix A

                            AUDIT COMMITTEE CHARTER

Role and Independence

   The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board of Directors. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The Audit Committee shall review and reassess the adequacy of its charter on an annual basis.

   The Board of Directors shall appoint one member of the Committee as chairperson. Consistent with this position, it is expected that the chairperson will maintain regular liaisons with relevant Company personnel (including the CFO and the Company's independent auditors).

   The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities.

Responsibilities

   The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as the Committee determines to be appropriate.

  . Recommending to the Board of Directors the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board of Directors any actions necessary to oversee the auditor's independence.

  . Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board of Directors) to report on any and all appropriate matters.

  . Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.

  . Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting (which are expected to include a review of estimates, reserves and accruals, a review of judgmental areas, and a review of audit adjustments, whether or not recorded) and such other inquiries as the Committee determines to be appropriate. Based on the review, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

  . Reviewing with management and the independent accountants the quarterly financial information prior to the Company's filing of its Form 10-Q. This review may be performed by the Committee or its chairperson.

  . Discussing with management, the internal auditors and the independent accountants the quality and adequacy of the Company's internal controls.

  . Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as the Committee determines to be appropriate.

  . Reporting Audit Committee activities to the full Board of Directors and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

   While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws, regulations and contractual provisions applicable to the Company.

                                                                      Appendix B

                        SHELLS SEAFOOD RESTAURANTS, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN

   1. Purpose. The purpose of the Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan (the "Plan") is to enable Shells Seafood Restaurants, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by executive officers of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

   2. Stock Subject to the Plan. The Company may issue and sell a total of 540,000 [840,000 if Proposal No. 2 is adopted] shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

   3. Administration. The Plan will be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. Unless the Board determines otherwise, the members of the Committee are to be "disinterested directors" within the meaning and for the purposes of Rule 16(b)-3 under the Securities Exchange Act of 1934. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

   4. Eligibility. Options may be granted under the Plan to present or future executive officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"). Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

   5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

   (a) Option Exercise Price. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

   (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed 10 years from the date the option is granted (5 years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

   (c) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year (or for such other period as the Committee may designate) from the date the option is granted. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a Subsidiary following the date of grant:

                                                         Incremental Cumulative
                                                         Percentage  Percentage
                                                          of Option   of Option
Full Years of Continuous Employment/Service              Exercisable Exercisable
-------------------------------------------              ----------- -----------
Less than 1.............................................       0%          0%
1.......................................................    33.3%       33.3%
2.......................................................    33.3%       66.6%
3 or more...............................................    33.3%        100%

All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option may be for less than 100 shares. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

   (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years.

   (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

   (f) Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

   (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service or on such other date as may be specified in the option agreement. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or on such other date as may be specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

   (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

   6. Capital Changes, Reorganization, Sale.

   (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

   (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options (whether or not otherwise exercisable) subject to and effective upon the consummation of the Exchange Transaction, and any outstanding options not so exercised before the consummation of the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the shareholders of the Company receive capital stock of another corporation ("Exchange Stock"), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of the converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction.

   (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

   (e) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

   (f) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

   7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

   8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

   9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

   10. Decisions and Determinations of Committee to be Final. Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

   11. Term of the Plan. The Plan shall be effective as of September 11, 1995, the date on which it was adopted by the Board, subject to the approval of the stockholders of the Company, which approval was granted during March, 1996. The Plan will terminate on September 10, 2005, the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                                                                      Appendix C

                        SHELLS SEAFOOD RESTAURANTS, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose.

   The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") of Shells Seafood Restaurants, Inc. (the "Corporation") is to strengthen the Corporation's ability to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, $.01 par value (the "Common Stock"). Accordingly, the Corporation will grant to each non-employee director options to purchase shares of the Corporation's Common Stock on the terms and conditions hereafter established.

2. Stock Subject to Plan.

   The Company may issue and sell a total of 100,000 [150,000 if Proposal No. 3 is adopted] shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

3. Administration of the Plan.

   The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

   The Board of Directors may at any time amend, alter, suspend or terminate the Plan; provided, however, that any such action would not impair any option to purchase Common Stock theretofore granted under the Plan; and provided further that without the approval of the Corporation's stockholders, no amendments or alterations would be made which would (i) increase the number of shares of Common Stock that may be purchased by each non-employee director under the Plan (except as permitted by Paragraph 10), (ii) increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan (except as permitted by Paragraph 10), (iii) decrease the option exercise price (except as permitted by Paragraph 10), or (iv) extend the period during which outstanding options granted under the Plan may be exercised; and provided further that Paragraph 5 of the Plan shall not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

4. Eligibility.

   All non-employee directors of the Corporation shall be eligible to receive options under the Plan. Receipt of stock options under any other stock option plan maintained by the Corporation or any subsidiary shall not, for that reason, preclude a director from receiving options under the Plan.

5. Grants.

   (i) Each person who is a non-employee director at the time the Plan is adopted by the Board, and any person who is not a non-employee director at such time but who later becomes a non-employee director, shall on the date of such adoption of the Plan or appointment to the Board, as applicable (the "Initial Grant Date"), be issued an option to purchase 4,000 shares of the Corporation's Common Stock (the "Initial Option") at the following price for the following term and otherwise in accordance with the terms of the Plan:

     (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the Initial Grant Date.

     (b) Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the Initial Grant Date.

   (ii) In addition, each non-employee director shall, on each anniversary of the Initial Grant Date (the "Additional Grant Date"), if he is still a non-employee director on such date, be granted an option to purchase 4,000 shares of the Corporation's Common Stock (the "Additional Option"; and together with the Initial Option, being referred to herein as an "Option") at the following price for the following term and otherwise in accordance with the terms of the
Plan:

     (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

     (b) Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

   (iii) "Fair Market Value" shall mean, for each Grant Date, (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the average of the high and low sale price of the Common Stock on such date or, if no sale takes place on such date, the average of the highest closing bid and lowest closing asked prices of the Common Stock on such exchange, in each case as officially reported on the NYSE or the ASE, or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the average of the high and low sale prices of the Common Stock on such date on the NASDAQ National Market System or, if no shares of Common Stock are then quoted on the NASDAQ National Market System, the average of the closing bid and highest asked prices of the Common Stock on such date on NASDAQ or, if no shares of Common Stock are then quoted on NASDAQ, the average of the highest bid and lowest asked prices of the Common Stock on such date as reported in the over-the-counter system. If no closing bid and highest asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of Common Stock (assuming for the purposes of this calculation the economic equivalence of all shares of classes of capital stock), as determined on a fully diluted basis in good faith by the Board, as of a date which is 15 days preceding such Grant Date.

   (iv) Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

6. Regulatory Compliance and Listing.

   The issuance or delivery of any Option may be postponed by the Corporation for such period as may be required to comply with the Federal securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such Options, and the Corporation shall not be obligated to issue or deliver any Options if the issuance or delivery of such options would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

7. Restriction on Exercisability and Sale.

   Each Option granted under the Plan may be exercisable as to 50% of the total number of shares issuable under such Option on each of the two successive anniversaries of the Initial Grant Date or Additional Grant Date, as applicable, of such Option.

8. Cessation as Director.

   In the event that the holder of an Option granted pursuant to the Plan shall cease to be a director of the Corporation for any reason such holder may exercise any portion of the Option that is exercisable by him or her at the time he or she ceases to be a director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he or she ceases to be a director of the Corporation.

9. Death.

   In the event that a holder of an Option granted pursuant to the Plan shall die, his or her estate, personal representative or beneficiary may exercise any portion of the Option that was exercisable by the deceased Optionee at the time of his or her death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his or her death.

10. Stock Splits, Mergers, Etc.

   In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Corporation's Common Stock for stock of another corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

11. Transferability.

   Options are not assignable or transferable, except upon the optionholder's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionholder, pursuant to the optionholder's will or by the laws of descent and distribution, to the extent set forth in Section 9 and during the optionholder's lifetime, may be exercised only by him or her.

12. Exercise of Options.

   An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he or she has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his or her Option until after the date of issuance of a stock certificate to such optionholder upon partial or complete exercise of his or her Option.

13. Payment.

   The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the electing optionee.

14. Obligation to Exercise Option.

   The granting of an Option shall impose no obligation on the director to exercise such option.

15. Continuance as Director.

   Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Corporation's stockholders.

16. Term of Plan.

   The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended).

                        SHELLS SEAFOOD RESTAURANTS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 23, 2001
  David W. Head and Warren R. Nelson, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Shells Seafood Restaurants, Inc. held of record by the undersigned on September 13, 2001, at the Annual Meeting of Stockholders to be held at 2:00 p.m., Tuesday, October 23, 2001, at the University Club, 1 West 54th Street, New York, New York, and at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.
   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS NO. 2 AND 3.
  Proposal No. 1--Election of Directors--Nominees are:
  Philip R. Chapman, William E. Hattaway, David W. Head, Christopher D. Illick, Richard A. Mandell and Jay S. Nickse.
            [_] FOR all listed      [_] WITHHOLD AUTHORITY
             nominees (except do     to vote for the
             not vote for the        listed nominees
             nominees(s) whose
             name(s) appears(s)
             below):
  ______________________________________________________________
  Proposal No. 2--Amendment to the Company's 1995 Employee Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder.
      [_] FOR              [_] AGAINST       [_] ABSTAIN
  Proposal No. 3--Amendment to the Company's Non-employee Director Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder.
      [_] FOR              [_] AGAINST       [_] ABSTAIN
                  (Continued and to be signed on reverse side)

                          (Continued from other side)
   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

   IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:_______________________________, 2001
                                    ___________________________________________
                                                     (Signature)
                                    ___________________________________________
                                             (Signature if held jointly)

                                    The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED, PREPAID ENVELOPE.